Exhibit 10.03

Seatac Digital Resources, Inc.

June 30, 2009

Sky Kelley, President

America’s Minority Health Network, Inc.

345 North Maple Drive, Suite 208

Beverly Hills, California 90210

Re: Funding AMHN- SEATAC short term commitment

Dear Sky:

SEATAC, as a principal shareholder and vendor of AMHN, acknowledges that AMHN is in the process of becoming a “public” company by merging with a subsidiary of a public company. Although expanding rapidly as it executes on its business plan, AMHN remains for the time in the development stage. Neither “pubco” nor AMHN has material cash resources as of this date. On completion of the merger the sole operations of “pubco” will be the business of AMHN.

To assure that AMHN has adequate day to day operating capital over the next six months, inclusive of the added costs associated with being a public company, we at SEATAC are committed to loan AMHN up to an additional five hundred thousand dollars ($500,000) on an “as needed basis” in the form of a second bridge loan (the “Loan Commitment”).

Sincerely,

SEATAC DIGITAL RESOURCES, INC.

Robin Tjon
President

555 H St., Suite H, Eureka, CA 95501 —707-444-6619 —FAX 707-444-6619